Exhibit 10.18

THIS NOTE HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH NOTE, OR BORROWER RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO IT STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

STATIONDIGITAL CORPORATION

15% SENIOR SECURED CONVERTIBLE NOTE

DUE February 2, 2015 [nine month maturity]

$30,000.00	St. Louis, MO

Original Issue Date: May 1, 2015

THIS 15% SENIOR SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 15% Senior Secured Convertible Notes of STATIONDIGITAL CORPORATION, a Delaware corporation (the “Borrower” or the “Company”), having its principal place of business at 5700 Oakland Avenue, #200, St. Louis, MO 63110, designated as its 15% Senior Secured Convertible Notes due February 2, 2015 (this the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Borrower, unconditionally promises to pay to the order of GUST VASILAKIS or his assigns (“Holder”), in the manner and at the place hereinafter provided, the principal amount of $30,000 on February 2, 2015 (the “Maturity Date”). Borrower also promises to pay to Holder, on the Maturity Date or Accelerated Maturity Date, if applicable, together with the principal amount referenced above interest on the outstanding principal balance of this Note at the rate of fifteen percent (15%) per annum, pro-rated for the number of days that the Note is outstanding until the Maturity Date or Accelerated Maturity Date, if applicable, on the basis of a 365-day year (the “Interest”). From and after an Event of Default (as defined in Section 5 below) interest on the outstanding principal balance under this Note together with accrued and unpaid Interest thereon shall bear interest at a rate equal to the lesser of 20% per annum or the maximum rate permitted by applicable law (“Default Rate”) which shall accrue from the date specified in Section 6(a) through and including the date of actual payment in full. As used in this Note, a “Qualified Financing” shall mean an equity or convertible equity financing by the Company after the completion of this Note.

1.          Payments. All payments of principal and Interest, in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Holder located at 1013 Whispering Woods Dr., Moon Township, PA 15108, or at such other place as Holder may direct. If any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day.

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2.          Optional Pre-payments. This Note may be pre-paid, in whole or in part, at Borrower’s option, without the consent of the Holder; provided, however, that (a) Borrower shall provide written notice to the Holder at least five (5) Business Days prior to such date of pre-payment (the “Pre-Payment Date”) and (b) the Holder may elect to have the outstanding principal amount of and all accrued but unpaid interest under this Note converted upon the Pre-Payment Date pursuant to Section 3(a) below by giving notice to Borrower on or before the Pre-Payment Date.

3.          Conversion.

(a) Voluntary Conversion by the Holder. This Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time at the Conversion Price (defined in Section 3(b) below) in effect as of the Conversion Date (as defined below). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion if any of the requirements for conversion hereunder have not been complied with by the Holder. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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In addition to the foregoing, in the event of a Qualified Financing, in lieu of repayment of this Note, the Holder shall have the option to convert this Note into the securities purchased by investors in a Qualified Financing (the “Qualified Securities”). The Company shall give the Holder not less than ten (10) calendar days’ prior written notice of the closing of any such Qualified Financing. The number of Qualified Securities that shall be issuable upon conversion of this Note shall equal the number derived by dividing (x) the principal amount plus accrued and unpaid interest thereon of this Note, by (y) the Qualified Equity Applicable Price. The “Qualified Equity Applicable Price” shall be equal to: (a) seventy percent (70%) of the conversion price of the securities sold to investors in the Qualified Financing, or (b) seventy percent (70%) of the issuance price of such securities sold to investors in the Qualified Financing in the event that such securities are not convertible securities. The Qualified Securities to be issued upon any such conversion shall have the same rights, preferences and privileges as the securities issued to investors in the Qualified Financing. The Holder, upon making such conversion or exchange, shall be entitled to all the benefits of any agreements entered into among the Company and the holders of the Qualified Securities. In the event that the securities sold in the Qualified Financing shall be sold as units including warrants, the Holder, upon conversion or exchange, shall receive all the securities comprising the units. No fractional shares shall be issued upon a conversion or exchange of Notes into Qualified Securities. In lieu of any fractional shares to which Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Qualified Equity Applicable Price, or, at its option, may round up to the nearest whole number the amount of shares the Holder shall receive.

(b) Conversion Price. The number of shares of Common Stock issuable upon conversion (the “Conversion Shares”) shall be determined based upon the lesser of (A) 70% of the per share price of Common Stock or Common Stock Equivalents in a Qualified Financing and (B) $0.45 per share, subject to adjustment hereunder (the “Conversion Price”).

(c) Mechanics of Conversion.

i.            Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder, if this Note is being converted other than for Qualified Securities, shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note together with accrued and unpaid Interest thereon to be converted by (y) the Conversion Price in effect as of the Conversion Date.

ii.          Delivery of Certificate Upon Conversion. Not later than ten (10) Business Days after the Conversion Date (the “Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Qualified Securities or the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of this Note, as applicable.

iii.         Obligation Absolute. The Company’s obligations to issue and deliver the Qualified Securities or the Conversion Shares, as applicable, upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Qualified Securities or Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

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iv.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

v.          Transfer Taxes.  The issuance of certificates for shares of Common Stock or Qualified Securities, as applicable, on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.          Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Note), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon conversion of this Note shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged.  Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

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(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced and only reduced to equal the Base Share Price and the number of Conversion Shares issuable hereunder shall be increased such that the aggregate Conversion Price payable hereunder, after taking into account the decrease in the Conversion Price, shall be equal to the aggregate Conversion Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4(b) in respect of an Exempt Issuance.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Conversion.

(c) Subsequent Rights Offerings.  If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Notes) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 4(b)), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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(e) Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such event. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within thirty (30) calendar days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Note as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (A) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (B) the risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Note as of the date of consummation of the applicable Fundamental Transaction, (C) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of such transaction and the Maturity Date.

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(f) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Voluntary Adjustment By Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(h) Notice to Holder.

i.         Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction (as defined in the Securities Purchase Agreement (as defined below)), despite the prohibition thereon in the Securities Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

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ii.         Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its address specified in Section 9(a) (or such other address as the Holder may designate by ten (10) calendar days advance written notice to the Company), at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the period commencing on the date of such notice to the effective date of the event triggering such notice.

5.          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) failure of Borrower to pay the principal and Interest, if any, within ten (10) calendar days after the date due under this Note (provided that the Holder had provided written notice to the Borrower in the event of any such failure); or

(b) any representation or warranty made by Borrower to Holder in connection with this Note shall prove to have been false in any material respect when made; or

(c) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of his property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of his property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower, and, in the case of any event described in this clause (ii), such event shall have continued for thirty (30) calendar days unless dismissed, bonded or discharged; or

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(d) an order for relief shall be entered with respect to Borrower, or Borrower shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of his property; or Borrower shall make an assignment for the benefit of creditors; or Borrower shall be unable or fail, or shall admit in writing his inability, to pay his debts as such debts become due; or

(e) the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in Section 5(f) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure; or

(f) the Company shall fail for any reason to deliver certificates to a Holder prior to the eleventh Trading Day after a Conversion Date or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof.

6.          Remedies.

(a) Repayment Upon Event of Default . If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing five (5) calendar days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the amount due under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(a). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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(b) Voluntary Conversion in a Payment Event of Default. Unless this Note has been repaid or converted in accordance with the terms of Section 6(a) or Section 3(b) above, if an Event of Default pursuant to Section 5(a) occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of conversion (collectively, the “Outstanding Amount”), shall become, at the Holder’s election, converted into shares of Common Stock. The number of Conversion Shares issuable upon a conversion under this Section 6(b) shall be determined by the quotient obtained by dividing (x) the Outstanding Amount by (y) the Event of Default Conversion Price. The “Event of Default Conversion Price” shall equal the product of (A) 50% and (B) the quotient of (x) the sum of the VWAP of Common Stock for the twenty (20) Trading Days ending and including the Maturity Date, divided by (y) twenty (20). In the event of conversion pursuant to this Section 6(b), the Holder hereby agrees (i) to execute and deliver to Borrower a Notice of Conversion pursuant to Section 3(a), setting forth the Maturity Date as the Conversion Date and (ii) to physically surrender this Note to or as directed by Borrower.

7.          Definitions. Terms appearing in initial capital form and not otherwise defined herein shall have the meaning ascribed to them in that certain Amended and Restated Securities Purchase Agreement, dated as of the date hereof, by and among the Holder, the Borrower and the other purchasers named therein, and solely for purposes of Section 9 thereof, Steel Pier Capital Advisors, LLC, as collateral agent, and to which this Note is attached as Exhibit A thereto (the “Securities Purchase Agreement”).

8.          Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the Original Issue Date) to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its organizational document in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock other than as to repurchases of Common Stock of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $10,000 for all officers and directors during the term of this Note;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date or are extended after the Original Issue Date to permit later payment;

(f) pay cash dividends or distributions on any equity securities of the Company;

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(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested members of the Board of Directors (even if less than a quorum otherwise required for board approval); or

(h) the Company shall fail for any reason to deliver certificates to a Holder prior to the end of the tenth Business Day after a Conversion Date pursuant to Section 3(c)(ii) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof.

9.          Miscellaneous.

(a) All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, telecopied, or delivered as follows: if to Borrower, at its address specified opposite its signature below; and if to Holder, at 1013 Whispering Woods Dr., Moon Township, PA 15108 or in each case at such other address as shall be designated by Holder or Borrower. All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax. Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.

(b) No failure or delay on the part of Holder or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Borrower and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Holder would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

(c) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND HOLDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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(d)        ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY AND STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address set forth below its signature hereto, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Borrower in the courts of any other jurisdiction.

(e)        BORROWER AND, BY HIS ACCEPTANCE OF THIS NOTE, HOLDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Borrower and, by their acceptance of this Note, Holder and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that the other parties have already relied on this waiver in entering into this relationship, and that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

(f)        Borrower hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

(g)        Borrower waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note.

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10.         Set-off. In addition to all liens upon rights of set-off against moneys, securities or other property of the Borrower given to Holder by law or equity, Holder shall have a lien upon and right of set-off against all moneys, securities, and other property of Borrower now or hereafter in the possession of Holder for any reason. Every such lien and right of set-off may be exercised by Holder after the occurrence of an Event of Default without notice to the Borrower.

11.         Expenses. Borrower shall pay all of Holder’s expenses, including Holder’s reasonable attorney’s fees, incurred in connection with enforcement of Holder’s rights hereunder.

12.         Secured Obligation. This Note is secured by an Amended and Restated Security Agreement dated August 26, 2015 by and between the Borrower and Steel Pier Capital Advisors, LLC in its capacity as collateral agent on behalf of the several Holders.

13.         Indemnification of Holder. Subject to the provisions of this Section 12, the Borrower will indemnify and hold the Holder harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that Holder may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Borrower in this Note. If any action shall be brought against Holder in respect of which indemnity may be sought pursuant to this Note, Holder shall promptly notify the Borrower in writing, and the Borrower shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder. Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Holder except to the extent that (i) the employment thereof has been specifically authorized by the Borrower in writing, (ii) the Borrower has failed after a reasonable period of time (not less than 30 calendar days) to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Borrower and the position of Holder, in which case the Borrower shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all of the Holder. The Borrower will not be liable to Holder under this Note for any settlement by Holder effected without the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed.

[Signature Page to15% Senior Secured Convertible Note Follows]

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[Signature Page to15% Senior Secured Convertible Note]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year and at the place first above written.

STATIONDIGITAL CORPORATION

By:	/s/ Louis Rossi
Name:	Louis Rossi
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal (together with any accrued and unpaid interest thereon) under the 15% Senior Secured Convertible Note due February 2, 2015 of StationDigital Corporation, a Delaware corporation (the “Company”), into Common Stock, as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of the Notes to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock:

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